UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2020

SORRENTO THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36150	33-0344842
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Directors Place

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 203-4100

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	SRNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2020, Jiong Shao’s employment with Sorrento Therapeutics, Inc. (the “Company”) terminated in its entirety, effective immediately. Mr. Shao previously served as the Company’s Executive Vice President and Chief Financial Officer.

Effective August 18, 2020, the Company appointed Najjam Asghar, age 39, as the Company’s Chief Financial Officer. Upon commencement of his appointment, Mr. Asghar assumed the duties of the Company’s principal financial officer and principal accounting officer until such time as his successor is appointed, or until his earlier resignation or removal. There are no reportable family relationships or related party transactions (as defined in Item 404(a) of Regulation S-K) involving the Company and Mr. Asghar.

Prior to Mr. Asghar’s appointment as the Company’s Chief Financial Officer, Mr. Asghar served as the Company’s Chief Accounting Officer since June 2019. Prior to joining the Company, Mr. Asghar served NuVasive, Inc. in various capacities from October 2015 to June 2019, including Leader of Accounting & Finance from April 2018 to June 2019, leading its accounting and finance functions of Revenue Recognition, International Accounting, Consolidation, SEC Reporting and Technical Accounting (US GAAP), and Senior Director, Accounting and Director between October 2015 and April 2018. Prior to NuVasive, Inc., Mr. Asghar worked at PricewaterhouseCoopers, Inc. from June 2003 to September 2015 in various roles, from an associate to senior manager, where he served various S&P 100 and S&P 500 clients in North America and Asia in the audit and assurance practice. He holds a Bachelors of Arts degree, majoring in economics, statistics and journalism, from University of the Punjab, Pakistan.

Mr. Asghar’s annualized salary is currently $300,000 and he is currently eligible to receive an annual performance bonus of up to 30% of his base salary for fiscal year 2020. His salary and performance bonus percentage may be adjusted in the future at the discretion of the Company’s Compensation Committee. Mr. Asghar’s employment is on an “at will” basis.

In connection with Mr. Asghar’s appointment as the Company’s Chief Financial Officer, the Company entered into an indemnification agreement with Mr. Asghar in the same form as its standard form of indemnity agreement with the Company’s other executive officers.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SORRENTO THERAPEUTICS, INC.

Date: August 18, 2020	By:	/s/ Henry Ji, Ph.D.
Name: Henry Ji, Ph.D.
Title: Chairman of the Board, President and Chief Executive Officer